INTERGRAPH CORPORATION AND SUBSIDIARIES

              EXHIBIT 11 ---- COMPUTATIONS OF LOSS PER SHARE


Year ended December 31,                    1996          1995          1994
------------------------------------  ------------- ------------- -------------

Primary:
 Weighted average common shares
  outstanding                           47,195,000    46,077,000    44,860,000
 Net common shares issuable
  on exercise of certain
  stock options (1)                            ---           ---           ---
                                      ------------- ------------- -------------

 Average common and equivalent
   common shares outstanding            47,195,000    46,077,000    44,860,000
                                      ============= ============= =============

 Net loss                             $(69,112,000) $(45,348,000) $(70,220,000)
                                      ============= ============= =============

 Net loss per share                         $(1.46)       $( .98)       $(1.56)
                                      ============= ============= =============

Fully diluted:
 Weighted average common shares
  outstanding                           47,195,000    46,077,000     44,860,000
 Net common shares issuable
  on exercise of certain
  stock options (1)                            ---           ---           ---
                                      ------------- ------------- -------------

 Average common and equivalent
  common shares outstanding             47,195,000    46,077,000    44,860,000
                                      ============= ============= =============

 Net loss                             $(69,112,000) $(45,348,000) $(70,220,000)
                                      ============= ============= =============

 Net loss per share                         $(1.46)       $( .98)       $(1.56)
                                      ============= ============= =============




(1) Net common shares issuable on exercise of certain stock options is calculated based on the treasury stock method using the average market price for the primary calculation and the ending market price, if higher than the average, for the fully diluted calculation.